UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EMCORE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903 EMCORE Corporation Important Notice Regarding the Availability of Proxy Materials Shareholder Meeting To Be Held On March 10, 2023 For Shareholders of Record as of January 12, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the Proxy Statement and Annual Report on Form 10-K, and to obtain directions to attend the meeting, go to: www.proxydocs.com/EMKR To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/EMKR Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy materials, for this and/or future shareholder meetings, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before February 28, 2023. To order paper materials, use one of the following methods. INTERNET TELEPHONE * E-MAIL www.investorelections.com/EMKR (866) 648-8133 paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) control number located in the shaded box above. in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. EMCORE Corporation Meeting Type: Annual Meeting of Shareholders Date: Friday, March 10, 2023 Time: 8:00 AM, Pacific Time Place: Hilton Pasadena 168 S. Los Robles Ave., Pasadena, CA 91101 SEE REVERSE FOR FULL AGENDA

EMCORE Corporation Annual Meeting of Shareholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL 1. Election of Directors 1.01 Stephen L. Domenik 1.02 Rex S. Jackson 1.03 Jeffrey Rittichier 1.04 Bruce E. Grooms 1.05 Noel Heiks 2. Approval of amendment to the EMCORE Corporation Amended and Restated 2019 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 1,549,000 shares. 3. Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers. 4. Ratification September 30, of the 2023. appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending